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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated November 19, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Summit Securities, Inc., which appears in Summit Securities, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated November 19, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                       /s/ PricewaterhouseCoopers LLP


Spokane, Washington
June 23, 2000